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May 20, 2010 Manufacturing Presentation

Important Information On April 26, 2010, Genzyme filed a definitive proxy statement with the SEC in connection with the company’s 2010 annual meeting of shareholders. Genzyme shareholders are strongly advised to read carefully the company's definitive proxy statement and other proxy materials before making any voting or investment decision because the definitive proxy statement and other proxy materials contain important information. The company’s definitive proxy statement and any other reports filed by the company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Genzyme at www.genzyme.com. Copies of the company’s definitive proxy statement and other proxy materials are available for free by writing to Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, toll free at: (888) 750-5835. This presentation contains forward-looking statements regarding Genzyme’s financial outlook and business plans including, without limitation, statements regarding its: two-year plan to address manufacturing challenges at the Allston facility; plans to increase bulk manufacturing capacity for Cerezyme, Fabrazyme and Myzoyme and the expected timing thereof; plans to transfer and expand its fill/finish operations and the expected timing thereof; and expectations regarding the terms of a consent decree being negotiated with the FDA. These statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among others: that Genzyme is unable to obtain regulatory approvals for capacity expansions and proposed manufacturing enhancements in the expected time frames; that Genzyme is unable to transition its fill/finish operations in the expected timeframes because of delays in regulatory approval or any other reason; that the final terms of the consent decree are different than anticipated; that production does not continue as planned due to any reason, including equipment failures, viral or bacterial contamination, cell growth at lower than expected levels, fill/finish issues, power outages, human error or regulatory issues; and the risks and uncertainties described in Genzyme's SEC reports filed under the Securities Exchange Act of 1934, including the factors referred to under the caption "Risk Factors" in Genzyme's Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2010. Genzyme cautions investors not to place substantial reliance on the forward-looking statements contained in this presentation. These statements speak only as of today’s date and Genzyme undertakes no obligation to update or revise these statements.

Scott Canute: President of Global Manufacturing & Corporate Operations Bio Respected leader in the field with more than 25 years of experience Former President of Global Manufacturing Operations at Eli Lilly & Company Degree in chemical engineering from the University of Michigan MBA Harvard Business School Board Member of National Association of Manufacturers Left Eli Lilly in 2007 to pursue educational interests in business leadership and ethics Extensive experience successfully leading through similar situations Older biologics and parenteral manufacturing facilities Supplying medically necessary products Operating at full capacity Significant FDA inspection issues / Warning Letters Quality systems issues Inadequate validations Facilities and equipment out of date Aseptic processing concerns Implemented a voluntary Consent Decree including expert 3rd party oversight

Ron Branning: Senior Vice President of Global Product Quality Bio Over 30 years of experience in biopharmaceutical manufacturing quality and regulatory compliance Led quality and compliance functions at Gilead Sciences as Corporate Vice President of Quality and Compliance and Chief Compliance Officer Senior quality leadership positions at Genentech, Aventis Behring, and Somatogen (Baxter) Earlier in his career, he worked with Genetics Institute (Wyeth), Boehringer Ingelheim, GD Searle (Pfizer) and Johnson & Johnson Extensive experience successfully leading through similar situations Aventis Behring: Consent Decree to ‘in substantial compliance’ Genentech: Warning Letter to 5 new product approvals in 17 months Gilead: Proactive ICH Q-10 Pharmaceutical Quality Systems – basis for growth

Biopharmaceutical Manufacturing Is Inherently Complex 8,500 discrete I/O points 22,000 line items to make one vial of Cerezyme >2,000 site procedures Perfusion, microcarrier processes, 40-110 days in duration Allston Landing Facility

Genzyme Manufacturing: 20-Year Record of Success Process Validation initiated for Fabrazyme 1999 Process Validation initiated for Cerezyme 1993 Process Validation initiated for Myozyme FDA approves Fabrazyme 2003 FDA approves Cerezyme 1994 2008 was the first time Genzyme had been impacted by a virus contamination in over 20 years of manufacturing biologics products. Vesivirus 2117 contamination was confirmed in June 2009 for a Cerezyme bioreactor run which resulted in a shut down and sanitization of the Allston facility 2008 2009 Genzyme launches Fabrazyme in the European Union 2001 Genzyme developed a process for purifying the Ceredase enzyme replacement therapy from human placenta which was approved in 1991 1988

Introduction to Genzyme Manufacturing Framingham, MA Bulk Biologics 2007-2011 Geel, Belgium Bulk Biologics 2001-2004-2009 Waterford, Ireland Fill & Finish 2004 - 2011 Allston Landing Boston, MA Bulk Biologics, Fill & Finish 1996 - 2010

Increasing Manufacturing Capacity 4x from ‘04 to ‘12

Perfusion Bioreactors


4x
Increase
32,000L
Myozyme
3 x 4KL
Fabrazyme
3 x 2KL
Fabrazyme
1 x 2KL
Cerezyme
1 x 2KL
Cerezyme
5 x 2KL
20,000L
Myozyme
2 x 4KL
Fabrazyme
2 x 2KL
Cerezyme
4 x 2KL
8,000L
Fabrazyme
1 x 2KL
Cerezyme
3 x 2KL
2004
2009
2011/12E
Facility location:
Allston
Geel
Framingham

8

Cerezyme and Fabrazyme Bulk Production Allston Landing Facility Cerezyme & Fabrazyme are currently manufactured in six 2000L bioreactors Framingham Facility Adds four 2000L bioreactors Design initiated Sep ’07 Construction complete Dec ’09 Regulatory approval expected in late 2011

Myozyme Bulk Production Myozyme is currently manufactured in two 4000L bioreactors in Flanders and in three 160L reactors in Framingham A third 4000L bioreactor is expected to be on-line for commercial production in mid-2011 Genzyme Flanders Belgium facility

Fill Finish Production Exit fill/finish operations at Allston Landing facility. Transferred Cerezyme 400U to Waterford Plan to transfer fill of remaining products to Hospira, KS beginning Q3:10 Fill/finish expansion to 4X in Waterford expected mid-2011 Waterford Ireland Isolated Filling Line

2009: A Timeline of Events 6 / 30 / 10 10 / 1 / 08 1 / 1 / 09 4 / 1 / 09 7 / 1 / 09 10 / 1 / 09 1 / 1 / 10 4 / 1 / 10 4 / 15 / 09 - 6 / 30 / 09 Quality System Assessments conducted Regulatory Agency Inspections EMEA , ANVISA PMDA , FDA 2 / 27 / 09 FDA Warning Letter - Quality System Improvement Teams Launched Submitted Response to FDA 483 observations 12/7/09 10 / 31 / 09 Comprehensive Corrective Action Plan submitted to FDA & EMEA 6 / 13 / 09 Plant Decontamination & Re - Start FDA notification of enforcement action 3/23/10 Today 10 / 19 / 09 Interim Control Protocols implemented Engaged Quantic Developed Program

Genzyme Took Swift Action to Address Manufacturing Challenges at Allston Made Significant Senior Leadership Changes and Strengthened Governance Hired best-in-class senior leadership with fresh perspectives Established the Board Risk Oversight Committee to provide additional oversight of non financial risk, including supply chain and manufacturing issues Replaced Allston site management In process to identify a new Board member with bio-manufacturing expertise Implemented Comprehensive Approach to Improve Quality and Compliance Developed Comprehensive Corrective Action Plan Engaged ~60 external consulting experts to supplement internal capabilities (> 30 from Quantic) Audited all manufacturing operations Conducted Quality Gap Assessment Launched Quality System Improvement Teams

Genzyme Implemented a Robust Remediation Plan Upgrading facilities, systems and equipment Made decision to exit Allston fill/finish Accelerating capacity expansion plan for biologic bulk and fill / finish Instituted strengthened risk management program Accelerating measures that lower the risk of viral re-occurrence Implemented containment measures to lessen the impact of future occurrences Enhancing process understanding and performance Implemented new Working Cell Bank for Fabrazyme Tightened process controls

What Does Operating Under a Consent Decree Mean? The FDA has issued at least 20 consent decrees since 2000 List includes established and respected companies such as Wyeth, Schering-Plough, and GlaxoSmithKline Genzyme subject to a $175 million fine, plus* 18.5% profit disgorgement if certain timelines are not met to move fill/finish out of the Allston facility into another cGMP compliant facility $15K per-day fine if deadlines in compliance remediation plan for non-fill/finish areas of Allston are not met No immediate impact on ability to run business* Medically necessary products to be produced and released Cerezyme, Fabrazyme Myozyme (160L) fill/finish has moved to Waterford Thyrogen (subject to inclusion in product shipments of letter to customers explaining that, pending move of fill/finish from Allston to Hospira in August 2010, supply may be limited) Consent decrees can be issued when there are deviations from current good manufacturing practice (CGMP) in the manufacture of licensed therapeutic drug products, bulk drug substances, and drug components * Terms Pending, Under Negotiations

Genzyme Took Actions Before the Consent Decree Genzyme had been working to implement best-in-class standards before the Consent Decree was issued. This should facilitate seamless integration with existing Allston action. Steps We Took

Core Elements in Place to Achieve Success Most of our manufacturing network is high quality and state-of-the-art Significant upgrades to biologics capacity and infrastructure Exit Allston fill/finish Quality System remediation is well on its way Facilitates transition towards operating under a Consent Decree Significantly upgrading our leadership, organization and people capabilities Strong focus on our technical capabilities Viral risk mitigation Fabrazyme working cell bank Substantial changes have been implemented, a strong framework for continued progress has been put in place and changing course at this point may negatively impact our success.

Summary While much progress has been made there is clearly more for us to do Much of the work that remains is in the many “little” things that must be done right each and every day But we know what needs to be done and how to do it Importantly, Scott Canute and Ron Branning have done it before Overall, management is highly focused on manufacturing